                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): October 26, 2004

                       SKYWAY COMMUNICATIONS HOLDING CORP.
               (Exact name of registrant as specified in charter)

           Florida               000-32033                65-0881662
(State or other jurisdiction    (Commission             (IRS Employer
       of incorporation)        File Number)         Identification No.)

 6021 142nd Ave. North, Clearwater, FL                        33760
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (727) 535-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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ITEM 8.01

On October 25, 2004, the Company entered into a service agreement (filed herewith) with John Karlsson of the Karlsson Law Corporation, office Vancouver,
Canada, to advise on, construct and implement the introduction of the Company's products into the European and Asian marketplaces in furtherance of the
Company's business objectives. The terms of the agreement provide for the issuance of 5 million shares of the Company's common stock in consideration of
Mr. Karlsson's services which will be awarded under the Company's Year 2004
Stock Award Plan as registered on Form S-8, filed on September 28, 2004. In accordance with this agreement and the stock award plan, shares will be issued upon the receipt of valid invoices.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

         10     Service Agreement with John Karlsson

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Skyway Communications Holding Corp.

Date:  October 26, 2004                /s/ Jim Kent
                                       Jim Kent
                                       Chief Executive Officer

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